SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 12, 2009

WORLD ACCEPTANCE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

South Carolina	0-19599	57-0425114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

108 Frederick Street
Greenville, South Carolina 29607
(Address of Principal Executive Offices)
(Zip Code)

(864) 298-9801
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01. Other Events.

On May 11, 2009, the Board of Directors authorized the Company to repurchase up to $15.0 million of the Company’s common stock. This repurchase authorization supersedes a similar repurchase authorization of  up to $10.0 million announced November 10, 2008. After taking into account all shares the Company has repurchased through May 11, 2009, the Company has $15.0 million in aggregate remaining repurchase capacity under the Company’s outstanding repurchase authorization. The timing and actual number of shares repurchased will depend on a variety of factors, including the stock price, corporate and regulatory requirements and other market and economic conditions. The Company’s stock repurchase program may be suspended or discontinued at any time.

On May 11, 2009, the Board of Directors authorized the Company to repurchase up to an additional $5.0 million of the Company’s convertible senior subordinated notes payable (the “Convertible Notes”).  After taking into account all convertible notes the Company has repurchased through May 11, 2009, the Company has $10.0 million in aggregate remaining repurchase capacity under all of the Company’s outstanding repurchase authorizations. The timing and actual number of convertible notes repurchased will depend on a variety of factors, including the price of the Convertible Notes, corporate and regulatory requirements and other market and economic conditions. The Company’s Convertible Notes repurchase program may be suspended or discontinued at any time.

Effective May 11, 2009, Kelly M. Malson was promoted to Senior Vice President and Chief Financial Officer.  Ms. Malson, age 38, has served as Vice President and Chief Financial Officer since March 2006 and Vice President of Internal Audit from September 2005 to March 2006.  Prior to joining the Company, she served as Financial Compliance Manager of Itron Inc. from July 2004 to August 2005 and Senior Manager of KPMG LLP from April 2002 to July 2004.  In connection with Ms. Malson’s promotion her annual base salary was increased from $175,000 to $185,500.  There were no additional changes to her employment contract dated August 27, 2007.

Effective May 11, 2009, Judson K. Chapin, III has been appointed as the Company’s Senior Vice President, Secretary and General Counsel.  Mr. Chapin, age 63, has served as Vice President, Secretary and General Counsel of the Company since March 1, 1999.

Effective May 11, 2009, Marilyn M. Messer has been appointed as the Company’s Senior Vice President Human Resources.  Mrs. Messer, age 58, has served as Vice President – Human Resources of the Company since November 2004. Prior to joining the Company, she served as Corporate Director of Human Resources for Roper Industries, Inc from July 1997 through October 2004; as Director of Human Resources for North American for McKechnie from April, 1995 to May 1997.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Acceptance Corporation

Date: May 12, 2009	By:	/s/ Kelly M. Malson
Kelly M. Malson, Senior Vice President and Chief Financial Officer